UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2014

The Finish Line, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3308 North Mitthoeffer Road Indianapolis, Indiana		46235
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 317-899-1022

Not Applicable
_________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Company announced today that Mr. Bill Kirkendall has been appointed Executive Vice President of the Company and President of the Running Specialty Group, effective April 24, 2014. Mr. Kirkendall will assume management of the day-to-day operations at Running Specialty Group. Mr. Kirkendall served as a member of the Company’s Board of Directors commencing in 2001. In connection with his appointment, he resigned from the board effective April 24, 2014.
During his career, Mr. Kirkendall has held several key executive leadership positions with Etonic, Inc. (Etonic/Tretorn/Puma USA), including President. He also was previously Chief Executive Officer of Orlimar Golf Company and most recently served as Managing Partner/President of Glen Oaks Country Club in West Des Moines, Iowa and as the Lead Advisor for the Board of Advisors for Golf Resources Inc.
Further information regarding Mr. Kirkendall’s appointment is set forth in the press release issued on April 25, 2014, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Item 8.01 Other Events.
The Company announced today that it has reached agreement with GCPI SR LLC/Gart Capital Partners (“GCP”) for the Company to increase its ownership in the Denver-based Running Specialty Group (“RSG”). GCP will retain an ownership position in RSG, maintain two positions on the RSG Board of Directors, and will continue to provide leadership in ongoing business development opportunities. Terms of the transaction were not disclosed. Mr. Bill Kirkendall has been appointed President of RSG and will assume management of the day-to-day operations at RSG from Gart Companies.

Further information regarding this transaction is set forth in the press release issued on April 25, 2014, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued April 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

Date: April 25, 2014	By:	/s/ Edward W. Wilhelm
	Name:	Edward W. Wilhelm
	Title:	Executive Vice President, Chief Financial Officer

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